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                                                                     EXHIBIT 5.1

Central Maine Power Company
Edison Drive, Augusta, Maine 04336                                (207) 623-3528
William M. Finn
Secretary, Clerk and Corporate Counsel



                                                            December 16, 1994



Central Maine Power Company
83 Edison Drive
Augusta, Maine 04336

     Re: Central Maine Power Company - $150,000,000 of Medium-Term Notes, Series C, Due from Nine Months to Thirty Years from the Date of Issue
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Ladies and Gentlemen:

          In connection with the proposed issue and sale of up to $150,000,000 in aggregate principal amount of Medium-Term Notes, Series C (the "Series C Notes") of Central Maine Power Company (the "Company") to be issued under the Indenture between the Company and The Bank of New York, as trustee (the "Trustee"), dated as of August 1, 1989, and indentures supplemental thereto, including a supplemental indenture to be entered into in connection with the Series C Notes (collectively, the "Indenture"), I, as your Corporate Counsel, have examined such corporate records, certificates and other documents as I have considered necessary for the purpose of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          (a) the Company has been duly organized and is validly existing under the laws of the State of Maine with powers adequate for the making of the Indenture and the issue thereunder and the sale of the Series C Notes;

          (b) when (i) the Registration Statement that is being filed with the Securities and Exchange Commission with respect to the Series C Notes has become effective under the Securities Act of 1933, as amended (the "Act"),
     (ii) all orders, consents or other authorizations, approvals or waivers of jurisdiction of or by the Maine Public Utilities Commission and the Connecticut Department of Public Utility Control required for the valid issuance and sale of the
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Central Maine Power Company
December 16, 1994
Page 2

     Series C Notes have been obtained, and (iii) the Prospectus relating to the Series C Notes has been duly supplemented with respect to a particular Series C Note being issued, and such supplement thereto duly filed under the Act, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of such Series C Note (except under the so-called "blue-sky" or securities laws of the several states, as to the applicability of which I do not express an opinion);

          (c) when (i) the Board of Directors of the Company has approved the terms and conditions relating to the issue and sale of the Series C Notes, including the terms and conditions of a supplemental indenture relating to the Series C Notes and (ii) with respect to each Series C Note, such officer or officers as may be authorized by the Board of Directors has or have approved the terms of a particular Series C Note being issued, then such Series C Note will have been duly authorized by the Company;

          (d) upon the execution and filing with the Trustee of the proper papers with respect to the Series C Notes, the Series C Notes will be issuable under the terms of the Indenture; and

          (e) upon the execution and delivery of a supplemental indenture relating to the Series C Notes and the execution, authentication and delivery of a particular Series C Note in accordance with the corporate and governmental authorizations and instruments referred to above, including the Indenture, such Series C Note will be a valid and legally binding obligation of the Company and will be entitled to the benefits provided by the Indenture on a parity with the other series of securities now outstanding thereunder and with other securities that may hereafter be issued thereunder pursuant to the terms thereof.
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Central Maine Power Company
December 16, 1994
Page 3


          I consent to the filing of this opinion with and as a part of said Registration Statement and to the use of my name in said Registration Statement and in the related Prospectus, and in any amendments or supplements to either thereof, under the caption "Legal Opinions".

                                    Very truly yours,


                                    /s/ William M. Finn
                                    William M. Finn